Exhibits 4.104

Deed of Adherence

THIS DEED OF ADHERENCE (this “Agreement”) dated as of June 30, 2010 is made by and among GM Investment Company Limited, a company incorporated in Hong Kong (“GM Investment”), Sinowill Holding Limited, a company incorporated in the British Virgin Islands (“Sinowill”), Huge Harvest Enterprises Limited, a company incorporated in the British Virgin Islands (“Huge Harvest”), Kingstate Group Limited, a company incorporated in the British Virgin Islands (“Kingstate”), Trend Focus Limited, a company incorporated in the British Virgin Islands (“Trend Focus”), Funtalk China Holdings Limited, an exempted limited company incorporated in the Cayman Islands (the “Company”), Capital Ally Investment Limited, a company incorporated in the British Virgin Islands (“Capital Ally”), Arch Digital Holdings Limited, a company incorporated in the British Virgin Islands (“Arch”) and Michael Marks and Bernard J. Tanenbaum III (collectively as “Middle Kingdom Representatives”). Each of GM Investment, Sinowill, Huge Harvest, Kingstate and Trend Focus are sometimes referred to herein as a “New Shareholder,” and collectively as the “New Shareholders.”

WHEREAS, the Company, Capital Ally, Arch and Middle Kingdom Representatives have entered into that certain Voting Agreement dated as of July 9, 2009 (the “Voting Agreement”).

WHEREAS, Capital Ally desires to transfer an aggregate of 30,150,000 ordinary shares, par value $0.001, of the Company (the “Transferred Shares”), to the New Shareholders on June 30, 2010.

WHEREAS, the New Shareholders, the Company, Capital Ally, Arch and Middle Kingdom Representatives have agreed that the New Shareholders shall execute this Agreement confirming their agreements to be bound by the provisions of the Voting Agreement, with all of the rights and obligations of “Pypo Shareholders” of “Voting Shares” thereunder (as such terms are defined in the Voting Agreement).

NOW IT IS AGREED AS FOLLOWS:

Section 1.               Adherence to Voting Agreement.  Each New Shareholder hereby agrees with each party to the Voting Agreement that it will comply with and be bound by all of the provisions, including all rights and obligations, of the Voting Agreement (a copy of which has been delivered to each New Shareholder and is attached hereto as Annex A for identification) in all respects as if each New Shareholder were a party to the Voting Agreement and were named therein as a party, and on the basis that references therein to “Pypo Shareholder” shall include a separate reference to the New Shareholder, and the Transferred Shares, together with all the shares of voting securities in the Company held by the New Shareholder, whether now owned or hereafter acquired, including, but not limited to, any Earn-Out Shares, as such term is defined in the Agreement and Plan of Merger, Conversion and Share Exchange, as amended, by and among the Company, Capital Ally, Arch and certain other parties, dated as of September 5, 2009, transferred by Capital Ally to the New Shareholder hereafter, shall constitute “Voting Shares” as defined therein.

Section 2.               Entire Agreement.  This Agreement sets forth the entire understanding and agreement of each New Shareholder, the Company, Capital Ally, Arch and Middle Kingdom Representatives with respect to the transactions contemplated hereby and supersedes and

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replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. Any provision of this Agreement can only be amended or modified in whole or in part by an agreement in writing executed by each New Shareholder, the Company, Capital Ally, Arch and Middle Kingdom Representatives.

Section 3.               Governing Law.  This Agreement and the legal relations among the parties shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of New York are mandatorily applicable to the transactions hereunder.

Section 4.               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Funtalk China Holdings Limited

By:	/s/ Dongping Fei
Name:	Dongping Fei
Title:	Director

[Signature Page to Deed of Adherence]

GM Investment Company Limited

By:	/s/ Kam Yuen
Name:	Kam Yuen
Title:	Director

Sinowill Holding Limited

By:	/s/ Nana Gong
Name:	Nana Gong
Title:	Director

Huge Harvest Enterprises Limited

By:	/s/ Dongping Fei
Name:	Dongping Fei
Title:	Director

Kingstate Group Limited

By:	/s/ Hengyang Zhou
Name:	Hengyang Zhou
Title:	Director

Trend Focus Limited

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

[Signature Page to Deed of Adherence]

Capital Ally Investment Limited

By:	/s/ Kam Yuen
Name:	Kam Yuen
Title:	Director

Arch Digital Holdings Limited

By:	/s/ Clement Kwong
Name:	Clement Kwong
Title:	Director

Michael Marks

By:	/s/ Michael Marks

Bernard J. Tanenbaum III

By:	/s/ Bernard J. Tanenbaum III

[Signature Page to Deed of Adherence]

Annex A

Voting Agreement